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                                                                 EXHIBIT 10(b)


                               FIRST AMENDMENT TO
                                 LOAN AGREEMENT


         THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into as of July 25, 2003 (the "Effective Date"), among TITAN INTERNATIONAL, INC., an Illinois corporation (the "Borrower"), each of the parties who is a Guarantor (the "Guarantors"), and LA SALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement (as defined below).

                                    RECITALS

         WHEREAS, the Borrower, the Guarantors and the Bank entered into that certain Loan Agreement, dated as of December 21, 2001 (as amended or modified from time to time, the "Loan Agreement"), together with a Revolving Note, Security Agreement and the other Loan Documents (as defined in the Loan Agreement);

         WHEREAS, the Borrower has requested that the Bank amend certain provisions of the Loan Agreement; and

         WHEREAS, the Bank is willing to amend certain provisions of the Loan Agreement, as more fully set forth herein, subject to the terms and conditions specified below.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1
                                    RECITALS

         The Recitals to this Agreement are incorporated herein by reference as fully and with the same force and effect as if repeated herein at length.

                                    SECTION 2
                         MODIFICATION TO LOAN DOCUMENTS

         Each and every Loan Document is hereby modified and amended to reflect the terms hereof; and wherever reference is made to any such Loan Document, such reference shall be deemed to refer to such Loan Document as modified and amended by this Amendment.


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                                    SECTION 3
                          AMENDMENTS TO LOAN AGREEMENT

         3.1      Definitions.

                  (a) Applicable Margin. The following definition of "Applicable Margin" is added to Section 1.1 of the Loan Agreement:

                  "Applicable Margin" shall mean the respective percentage per annum which will be added to the Revolving Interest Rate under this Agreement. The Applicable Margin will be based upon the aggregate amount of Loans outstanding from time to time hereunder. The Applicable Margin will be determined in accordance with the following table:

         ------------------ -------------------------------- -------------------------- ----------------------------
         Level               Aggregate Amount of Loans        Prime Rate Margin          Libor Rate Margin
                             Outstanding
         ------------------ -------------------------------- -------------------------- ----------------------------
         "Tier 1"            Less than or equal to            0%                         2.00%
                             $15,000,000
         ------------------ -------------------------------- -------------------------- ----------------------------
         "Tier 2"            More than $15,000,000            2.50%                      4.50%
         ------------------ -------------------------------- -------------------------- ----------------------------


         If the aggregate Loans outstanding at any time are less than or equal to $15,000,000, the Tier 1 Applicable Margin will apply. To the extent the aggregate Loans outstanding at any time exceed $15,000,000, the Tier 2 Applicable Margin will apply to that portion of the Loans that exceed $15,000,000. The Bank shall have full authority to determine the particular Loans (or portions thereof) to which the Tier 1 or Tier 2 Applicable Margins will apply.

                  (b) Default Rate. The definition of "Default Rate" set forth in Section 1.1 of the Loan Agreement is amended and restated in its entirety to read as follows:

                  "Default Rate" shall mean a per annum rate of interest equal to the Prime Rate plus two and one-half percent (2.50%) per annum.

                  (c) Libor Rate. The definition of "Libor Rate" set forth in Section 1.1 of the Loan Agreement is amended and restated in its entirety to read as follows:

                  "LIBOR Rate" shall mean a per annum rate of interest equal to LIBOR for the relevant Interest Period (rounded upward if necessary, to the nearest 1/100 of 1.00%), which LIBOR Rate shall remain fixed during such Interest Period.

                  (d) Maturity Date. The definition of "Maturity Date" set forth in Section 1.1 of the Loan Agreement is amended and restated in its entirety to read as follows:

                  "Maturity Date" shall mean January 14, 2005.
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                  (e)     Revolving Interest Rate. The definition of "Revolving
         Interest Rate" set forth in Section 1.1 of the Loan Agreement is amended and restated in its entirety to read as follows:

                  "Revolving Interest Rate" shall mean, at the option of the Borrower (exercised from time to time in accordance with this Agreement), either (i) the Prime Rate plus the Applicable Margin or
         (ii) the LIBOR Rate plus the Applicable Margin.

                  (f) Permitted Subordinated Bond Payments. The following definition of "Permitted Subordinated Bond Payments" is added to
         Section 1.1 of the Loan Agreement:

                  "Permitted Subordinated Bond Payments" shall mean payments or redemptions by Borrower of the Subordinated Bonds which (i) do not exceed $1,500,000 in the aggregate, (ii) are made on or prior to December 31, 2003, and (iii) retire (or redeem) such Subordinated Bonds at a discount of no less than 45%."

                  (g) Subordinated Bonds. The following definition of "Subordinated Bonds" is added to Section 1.1 of the Loan Agreement:

                  "Subordinated Bonds" shall mean those certain 8 3/4% Senior Subordinated Bonds due 2007 in an aggregate original principal amount of $150,000,000.

         3.2 Use of Proceeds. The following sentence is added at the end of Section 2.1(a) of the Loan Agreement:

         Permitted Subordinated Bond Payments may be made with proceeds from the Revolving Loans.

         3.3 New Section. A new Section 2.2 is added to the Loan Agreement and shall read as follows:

                  2.2 Prepayments and Repayments When Loans Outstanding Exceed $15,000,000. When the Loans outstanding from time to time hereunder exceed $15,000,000, and subject to the other terms and conditions of this Agreement, any Mandatory Prepayment, optional prepayment or repayment of any Loans outstanding hereunder shall be applied, first, to any Loan then outstanding that bears interest at the Revolving Interest Rate plus the Tier 2 Applicable Margin, and, second, to any Loan then outstanding that bears interest at the Revolving Interest Rate, plus the Tier 1 Applicable Margin.

         3.4 Section 6.1 (Collateral). The last sentence of Section 6.1 of the Loan Agreement is amended and restated in its entirety to read as follows:

                  "The Bank further agrees that in the event Borrower either reduces the Revolving Loan Commitment or increases and maintains the amount of Eligible Cash Collateral to an amount equal to the existing Revolving Loan Commitment (as set out in Section 9.1(n) hereof) then
         (i) the Bank shall terminate its Lien on all Collateral other than the Cash Collateral Account and all monies on deposit therein, and (ii) all Revolving Loans made
                                                                        3
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         thereafter shall bear interest at a Revolving Interest Rate to which the Tier 1 Applicable Margin is applied."



                                    SECTION 4
                              CONDITIONS PRECEDENT

         4.1 Conditions Precedent. Concurrent with the execution and delivery of this Amendment, Borrower shall deliver the following documents to the Bank and/or shall satisfy the following conditions:

                  (a) Documentation. Copies of this Amendment duly executed by the Borrower and each Guarantor, and consented to by GECC, and copies of a duly executed amendment to the Term Facility Agreement, in form and substance satisfactory to the Bank.

                  (b) Authority. Receipt by the Bank of (i) a certificate of the secretary or assistant secretary of the Borrower certifying as to resolutions or authorization of the Board of Directors of the Borrower approving and adopting this Amendment and the transactions contemplated herein and authorizing the execution, delivery and performance hereof by Borrower and each Guarantor and (ii) an incumbency certificate of Borrower and each Guarantor certified by a secretary or assistant secretary of Borrower to be true and correct as of the effective date of this Amendment.

                  (c) Fees. The payment by the Borrower of such fees to the Bank as agreed to between the Borrower and the Bank and all expenses of the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment and the other transactions contemplated herein, including, without limitation, reasonable legal fees and expenses.

                                    SECTION 5
                                  MISCELLANEOUS

         5.1 Ratification of Loan Agreement and Loan Documents. The term "Loan Agreement" and "Agreement" as used in each of the Loan Documents shall hereafter mean the Loan Agreement as amended by this Amendment. Except as expressly amended herein, the Loan Agreement and Loan Document are hereby ratified and confirmed and shall remain in full force and effect according to their respective terms.

         5.2 Authority/Enforceability. Each of the Borrower, the Guarantors and the Bank represents and warrants as follows:

                  (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

                  (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy,

                                                                        4

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         insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and
         (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment, except for GECC's consent which has been or will be obtained before the Effective Date.

         5.3 Representation and Warranties. The Borrower represents and warrants to the Bank that:

                  (a) The representations and warranties of the Borrower set forth in Section 7 of the Loan Agreement are true and correct in all material respects as of the date hereof except for those that specifically relate to an earlier date.

                  (b) No event has occurred and is continuing which constitutes an Event of Default or an event which, with the passage of time or notice or both, would constitute an Event of Default, and Borrower is in compliance with all of Borrower's obligations under the Loan Agreement and the Loan Documents.

                  (c) The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Bank, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens, except as otherwise specified in the Loan Documents.

                  (d) The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

         5.4 Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered if requested.

         5.5 Miscellaneous. This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. No modification or amendment of any provision of this Amendment will be effective unless specifically made in writing and duly signed by the party to be bound thereby. No failure or delay on the part of any party to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto will operate as a waiver nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the extent that any of the terms or provisions of this Amendment conflict with any of the terms or provisions of the Loan Agreement, the terms of this Amendment govern.

                                                                   5

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         5.6      Further Assurances, The Borrower agrees to promptly take
such action, upon the request of the Bank, as is necessary to carry out the intent of this Amendment.

         5.7 GENERAL RELEASE. IN CONSIDERATION OF THE BANK ENTERING INTO THIS AMENDMENT, THE BORROWER AND EACH GUARANTOR HEREBY RELEASE THE BANK AND THE BANK'S OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, COUNSEL AND DIRECTORS FROM ANY AND ALL ACTIONS, CAUSES OF ACTION, CLAIMS, DEMANDS, DAMAGES AND LIABILITIES OF WHATEVER KIND OR NATURE, IN LAW OR IN EQUITY, NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED TO THE EXTENT THAT ANY OF THE FOREGOING ARISES FROM ANY ACTION OR FAILURE TO ACT UNDER THE LOAN AGREEMENT OR UNDER THE OTHER LOAN DOCUMENTS ON OR PRIOR TO THE EFFECTIVE DATE.

         5.8 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.


                                    SECTION 6
                                RELEASE OF LIENS

         6.1 Release of Liens. Upon the execution and delivery of this Amendment and the satisfaction of the other conditions precedent set forth herein and in the amendment to the Term Facility Agreement, the Bank will release all Liens held by Bank which have attached or otherwise encumber the 57,950 shares of stock of Polymer Enterprises, Inc. held by Titan Investment Corporation.